Exhibit 99.35

UNAUDITED PRO FORMA COMBINED
FINANCIAL DATA OF CERTEGY AND FIS

The following unaudited pro forma combined financial statements combine the historical consolidated balance sheet and statements of continuing operations of Certegy Inc. (“Certegy”) with those of Fidelity National Information Services, Inc., a Delaware Corporation (“FIS”). The unaudited pro forma combined statements of continuing operations for the year ended December 31, 2004, and the nine months ended September 30, 2005, are presented as if the merger had been completed on January 1, 2004. The unaudited pro forma combined balance sheet as of September 30, 2005, is presented as if the merger had been completed September 30, 2005.

U.S. generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquirer for accounting purposes. FIS has been designated as the accounting acquirer because immediately after the merger its stockholders held more than 50% of the common stock of the combined company. As a result, the merger of Certegy and FIS will be accounted for as a reverse acquisition under the purchase method of accounting. Under this accounting treatment, FIS will be considered the acquiring entity and Certegy will be considered the acquired entity for financial reporting purposes. The financial statements of the combined company after the merger will reflect the financial results of FIS on a historical basis, and will include the results of operations of Certegy from the effective date of the merger.

Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. The parties preliminarily estimate that the fair value of the net assets acquired will be lower than the purchase price, and as a result, goodwill will be recorded for the amount that the purchase price exceeds the fair value of the net assets acquired. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined financial statements. Also supplementally included in the combined statements of continuing operations are adjusted pro forma results which give effect to FIS’s 2004 acquisitions of Aurum, Sanchez, Kordoba and InterCept and the additional interest expense incurred in FIS’s recapitalization in March 2005, as if each of such transactions had occurred on January 1, 2004.

In connection with the recapitalization and sale of minority interests by FIS in March 2005, FIS issued to certain employees approximately 14 million options to purchase common stock of FIS at $10.00 per share. The option grants included approximately 7.5 million options which vest on a quarterly basis over 4 or 5 year periods (Time Based Options) and approximately 6.5 million options which vest when certain performance criteria are met (Performance Based Options). At the date of completion of the merger with Certegy, the Time Based Options and Performance Based Options were converted into options to purchase Certegy common stock with adjustments made to the number of shares available for purchase and the related exercise price to reflect the effects of the exchange ratio of 0.6396. The future effects of these options on the financial statements of the combined company are as follows:

•       At the time of grant, the aggregate fair value of the Time Based Options was determined to be $4.34 per option, or approximately $32.5 million in aggregate. Subsequent to the merger, the compensation expense associated with the Time Based Options will be charged to the statement of operations of the combined company at a rate of approximately $7.2 million per year. FIS began recording this expense on the grant date in its historical results. These amounts have not been reflected in the following unaudited pro forma statements of continuing operations for periods prior to the grant date.

•       The Performance Based Options vest in the event of a change in control or after an initial public offering (as each is defined in the plan under which the options were issued), provided that certain targets related to the public trading value of FIS common stock following such event are met. At the time of grant, the fair value of the Performance Based Options was determined to be $3.74 per option, or approximately $24.5 million in aggregate. Based on the terms of the Performance Based Option agreements, the merger with Certegy satisfied the initial public offering requirement and, based on the current market value of Certegy common stock, it is expected that the targets related to the public trading value of Certegy common stock will be met within 45 days of the merger. As a result, the aggregate fair value of the Performance Based Options of $24.5 million is expected to be charged to the statement of operations of the combined company within the 45 day period subsequent to the merger (assuming that the merger is completed in mid-January, approximately $21.1 million will be charged to the statement of operations as of the date the merger is completed and the remaining $3.4 million will be charged to the statement of operations over the 45 day period subsequent to such date). These amounts have not been reflected in the following unaudited pro forma combined statements of continuing operations.

These unaudited pro forma combined financial statements should be read in conjunction with Certegy’s historical consolidated financial statements and accompanying notes incorporated by reference in this proxy statement and the historical financial statements and accompanying notes of FIS included elsewhere in this proxy statement. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial condition of the combined company.

[Tables appear on following pages]

Unaudited Pro Forma Combined Balance Sheet
as of September 30, 2005

(In Thousands)

	Certegy	FIS	Pro Forma Adjustments	Note	Combined Pro Forma
Cash and cash equivalents	$105,261	$181,428	$—		$286,689
Accounts receivable, net	105,576	379,125	—		484,701
Deferred income taxes	2,433	94,076	—		96,509
Prepaid and other current assets	174,902	119,992	—		294,894
Total current assets	388,172	774,621	—		1,162,793
Property and equipment, net	66,197	218,667	—		284,864
Goodwill, net	250,392	1,772,642	1,670,223	(1)(2)(3)(4)	3,693,257
Other intangible assets, net	21,437	537,614	636,063	(1)	1,195,114
Computer software, net	120,009	431,032	18,741	(1)	569,782
Deferred contract costs	15,295	152,992	(15,295)	(1)	152,992
Investment in common stock and warrants of Covansys	—	142,426	—		142,426
Other assets	72,592	32,977	—		105,569
Total assets	$934,094	$4,062,971	$2,309,732		$7,306,797
Accounts payable and other accrued expenses	$106,185	$291,014	$236,368	(2)	$723,978
			25,411	(3)
	—		65,000	(4)	—
Other current liabilities	125,545	255,658	—		381,203
Total current liabilities	231,730	546,672	326,779		1,105,181
Long-term debt	225,864	2,561,422	—		2,787,286
Deferred income taxes	34,901	154,698	243,587	(1)	433,186
Other long-term liabilities	19,652	129,351	—		149,003
Total liabilities	512,147	3,392,143	570,366		4,474,656
Minority interest	—	12,416	—		12,416
Total equity	421,947	658,412	1,739,366	(5)	2,819,725
Total liabilities & equity	$934,094	$4,062,971	$2,309,732		$7,306,797

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Nine Months Ended September 30, 2005

(In Thousands, Except Per Share Data)

	Historical Certegy	Pro Forma adjustments		Certegy Pro Forma	FIS	Pro Forma adjustments	Note	Combined Pro Forma	Recapitalization Adjustments	Note	Combined Pro Forma, as adjusted
Total revenue	$821,255	$—		$821,255	$2,058,402	$—		$2,879,657	$—		$2,879,657
Total cost of revenue	588,755	—		588,755	1,331,373	48,085	(1)	1,967,423	—		1,967,423
						(790)	(2)
Gross profit (loss)	232,500	—		232,500	727,029	(47,295)		912,234	—		912,234
General and administrative	100,751	—		100,751	312,921	(3,208)	(2)	410,464	—		410,464
Research and development costs		—		—	85,784			85,784			85,784
Merger and Acquisition Costs	8,302	(6,589	)(3)	1,713		—		1,713	—		1,713
Income (loss) from operations	123,447	6,589		130,036	328,324	(44,087)		414,273	—		414,273
Interest income (expense) and other	(8,265)	—		(8,265)	(84,922)	—		(93,187)	(21,031)	(8)	(114,218)
Income from continuing operations before tax and minority interest	115,182	6,589		121,771	243,402	(44,087)		321,086	(21,031)		300,055
Provision for income tax	45,969	—		45,969	90,546	(16,400)	(4)	120,115	(7,824)	(9)	112,291
Income from continuing operations	69,213	6,589		75,802	152,856	(27,687)		200,971	(13,207)		187,764
Equity in earnings (loss) of unconsolidated entities, net	—	—		—	4,379	—		4,379	—		4,379
Minority interests in earnings, net of tax	—	—		—	(6,171)	—		(6,171)	—		(6,171)
Net income	$69,213	$6,589		$75,802	$151,064	$(27,687)		$199,179	$(13,207)		$185,972
Net income per share-basic	$1.12	$0.11		$1.22	$0.76			$1.05			$0.98
Pro forma Weighted average shares—basic	61,904	61,904		61,904	200,000			189,824			189,824
Net income per share-diluted	$1.10	$0.10		$1.20	$0.76			$1.04			$0.97
Pro forma Weighted average shares—diluted	63,189	63,189		63,189	200,000			191,109			191,109

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2004

(In Thousands, Except Per Share Data)

	Certegy	FIS	Pro Forma Adjustments	Note	Combined Pro Forma	2004 FIS Acquisitions(5)	Acquisition/ Recapitalization Adjustments	Note	Combined Pro Forma, as adjusted
Total revenue	$1,039,506	$2,331,527			$3,371,033	$318,426	—		$3,689,459
Total cost of revenue	741,331	1,525,174	85,111	(1)	2,349,804	208,250	23,453	(6)	2,581,507
			(1,812)	(2)
Gross profit (loss)	298,175	806,353	(83,299)		1,021,229	110,176	(23,453)		1,107,952
General and administrative	129,679	432,310	(7,493)	(2)	554,496	100,338	994	(7)	655,828
Research and development costs	—	74,214	—		74,214		—		74,214
Income (loss) from operations	168,496	299,829	(75,806)		392,519	9,838	(24,447)		377,910
Interest income (expense) and other	(11,707)	14,911	—		3,204	2,607	(91,082)	(8)	(85,271)
Income from continuing operations before tax and minority interest	156,789	314,740	(75,806)		395,723	12,445	(115,529)		292,639
Provision for income tax	59,111	118,343	(28,503)	(4)	148,951	3,730	(43,439)	(9)	109,242
Income from continuing operations	97,678	196,397	(47,303)		246,772	8,715	(72,090)		183,397
Equity in earnings (loss) of unconsolidated entities, net of tax	—	(3,308)	—		(3,308)	—	—		(3,308)
Minority interests in earnings, net of tax		(3,673)	—		(3,673)	(53)	—		(3,726)
Net income	$97,678	$189,416	$(47,303)		$239,791	$8,662	$(72,090)		$176,363
Net income per share-basic	$1.55	$0.95			$1.26				$0.92
Pro forma weighted average shares- basic(9)	62,818	200,000			190,738				190,738
Net income per share-diluted	$1.53	$0.95			$1.25				$0.92
Pro forma weighted average shares-diluted(9)	63,966	200,000			191,886				191,886

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Balance Sheet as of September 30, 2005

This balance sheet presents the combined balance sheets of Certegy and FIS as though the merger had occurred on September 30, 2005, adjusted for activity related to the transaction as described below:

(1)             Reflects preliminary purchase accounting adjustments to adjust the fair value of certain acquired assets of Certegy and to record goodwill. The purchase price was based on the 63 million outstanding shares of Certegy common stock as of November 30, 2005 at a value of $33.38 per share (based on the average of the trading price of Certegy common stock 2 days before and after the announcement of the transaction of $37.13, less the assumed $3.75 dividend to be declared prior to closing). The purchase price also includes $57.3 million that represents the estimated fair value of approximately 4.8 million Certegy stock options that will be fully vested at the transaction date. The preliminary allocation of purchase price adjustments is as follows:

Purchase price	$2,161,313
Estimated transaction costs (note 3)	6,650
Total purchase price	2,167,963
Amount allocated to other intangible assets	(657,500)

Amount allocated to computer software	(138,750)
Amount allocated to deferred income tax liability	243,587
Amount allocated to the net fair value of other assets/liabilities acquired	(14,814)
Assumed liability for Certegy dividend payment (note 2)	236,368
Assumed liability for Certegy transaction costs (note 3)	18,761
Assumed liability for change of control and severance payments (note 4)	65,000
Goodwill recorded	1,920,615
Less Certegy’s carrying value of goodwill	(250,392)

Net adjustment to goodwill	$1,670,223

The pro forma adjustments used to reflect other intangible assets and computer software of Certegy at fair value include the following:

Amount allocated to fair value of customer relationships	$462,500
Amount allocated to fair value of trademarks	195,000
Less Certegy’s carrying value of other intangible assets	(21,437)
Net adjustment to other intangible assets	$636,063

Amount allocated to fair value of computer software	$138,750
Less Certegy’s carrying value of computer software	(120,009)
Net adjustment to computer software	$18,741

The proposed merger will be a non-taxable transaction. As a result, there will be no adjustment to the historical tax basis of the acquired assets and liabilities of Certegy. The amount of purchase price allocated to deferred income tax liability represents the estimated tax effects of the net pro forma adjustments at FIS’s current effective rate of approximately 37%.

Certegy’s deferred contract costs in the amount of $15.3 million are written off in purchase accounting as these costs are considered in the fair value of customer relationships.

(2)             Reflects recording the dividend payable of $236.4 million ($3.75 per share) to Certegy’s shareholders based on Certegy’s outstanding shares as of November 30, 2005. The assumption of this liability results in an increase to goodwill through purchase accounting as it will affect the closing book value of Certegy.

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements

(3)             Reflects recording of liabilities relating to transaction costs. Upon completion of the merger, Certegy will become obligated to its financial advisors and other consultants for transaction fees of approximately $18.8 million. Upon completion of the merger, FIS will become obligated to its financial advisor for transaction fees of approximately $4.0 million. In addition, an estimated $2.7 million for legal and other professional fees is expected to be incurred by FIS. The total transaction costs incurred by FIS of $6.7 million have been included in the determination of purchase price. The recording of the FIS transaction costs results in an increase to goodwill through purchase accounting and an increase in FIS accrued expenses.

(4)             Reflects estimated costs for certain Certegy officers of $55.0 million related to change of control and employment agreements, and estimated severance costs to be accrued of approximately $10.0 million. The assumption of these liabilities results in an increase to goodwill through purchase accounting as it will affect the closing book value of Certegy.

(5)             Reflects adjustments to shareholder’s equity following the completion of the merger relating to the equity portion of the purchase price of $2,161.3 million, less the historical carrying value of Certegy’s equity of $421.9 million.

Notes to Unaudited Pro Forma Combined Statements of Continuing Operations for the Nine Months Ended September 30, 2005 and Year Ended December 31, 2004

These combined statements of continuing operations include the historical statements of continuing operations of Certegy and FIS as though the merger had occurred on January 1, 2004, adjusted for items related to the transaction as described below:

(1)             Reflects the increase in amortization expense as a result of allocating an assumed portion of the merger consideration to intangible assets of Certegy, namely customer relationship intangibles and acquired software, and amortizing such intangibles over their estimated useful lives commencing as of the assumed acquisition date, offset by the amortization expense for such intangibles actually recorded by Certegy during the respective periods. Customer relationships are being amortized over 10 years on an accelerated method. Acquired computer software is being amortized over its estimated useful life of up to 10 years on an accelerated method. The acquired trademarks are considered to have indefinite useful lives and, therefore, are not reflected in these adjustments. The increase in amortization expense is $111.7 million offset by historical amortization of $26.6 million, or $85.1 million for the year ended December 31, 2004, and $69.9 million offset by historical amortization of $21.8 million, or $48.1 million for the nine months ended September 30, 2005.

(2)             Under the merger agreement, all Certegy stock options and restricted stock and restricted stock units vest upon the closing of the merger. Accordingly, this adjustment reflects the elimination of historical stock compensation expense relating to the vesting of Certegy options in 2004 and the nine months ended September 30, 2005, because such expense will be reflected at the time of closing of the merger. This adjustment amounts to a reduction in cost of revenues of $1.8 million and $0.8 million and in selling, general and administrative costs of $14.4 million and $8.4 million for the year ended December 31, 2004, and the nine months ended September 30, 2005, respectively. Also, at closing, Certegy granted approximately (1) 1.2 million options, which based on current assumptions, would have a fair value under SFAS No. 123 of approximately $12 per option, vesting over four years, and (2) 800,000 options, which based on current assumptions would have a fair value under SFAS No. 123 of approximately $13 per option, vesting over three years. The pro forma adjustment to increase stock compensation expense for these option grants is $6.9 million in 2004 and $5.2 million for the nine months ended September 30, 2005, all of which is reflected in selling, general and administrative costs.

(3)             Reflects the removal of merger and acquisition costs in connection with the merger with FIS that were recognized as expense by Certegy in the nine months ended September 30, 2005. A tax benefit for these costs was not recorded because the ultimate tax treatment of these costs cannot be determined with adequate certainty at this time.

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements

(4)             Reflects the tax benefit relating to the pro forma adjustments at the FIS tax rate of approximately 37.6% for the year ended December 31, 2004, and approximately 37.2% for the nine months ended September 30, 2005.

(5)             This column is the sum of the historical activity of Aurum, Sanchez, Kordoba and InterCept from January 1, 2004, through their respective acquisition dates in 2004. The details for these acquisitions are noted as follows:

	Aurum Historical (through March 10)	Sanchez Historical (through April 13)	Kordoba Historical (through September 29)	InterCept Historical (through November 7)	Combined
Processing and services revenues	$33,560	$25,269	$70,126	$189,471	$318,426
Cost of revenues	21,948	16,526	45,862	123,914	208,250
Gross profit	11,612	8,743	24,264	65,557	110,176
Selling, general and administrative expenses	13,984	15,376	10,769	60,209	100,338
Operating income (loss)	(2,372)	(6,633)	13,495	5,348	9,838
Interest income (expense), net	(743)	52	790	2,508	2,607
Earnings (loss) before income taxes and minority interest	(3,115)	(6,581)	14,285	7,856	12,445
Income tax expense (benefit)	52	(2,269)	2,854	3,093	3,730
Minority interest expense	—	—	—	(53)	(53)
Net earnings (loss)	$(3,167)	$(4,312)	$11,431	$4,710	$8,662

(6)             Reflects the increase in amortization expense as a result of allocating the purchase price of each acquisition to intangible assets, namely customer relationship intangibles and computer software, and amortizing such intangibles over their estimated useful lives commencing as of the assumed acquisition date. The increase in amortization expense is $23.4 million for the year ended December 31, 2004 (Aurum—$1.6 million; Sanchez—$1.6 million; Kordoba—$5.9 million; and Intercept—$14.3 million).

(7)             In accordance with SFAS No. 123, unearned compensation cost was measured upon consummation of the Sanchez acquisition for the unearned portion of the fair value of the unvested Sanchez options that were exchanged for unvested FNF options. The amortization of the unearned compensation cost over the remaining vesting periods results in compensation expense, which is charged to the combined statements of earnings, of $1.0 million for the year ended December 31, 2004.

(8)             Reflects an increase in interest expense for the year ended December 31, 2004, and for the nine months ended September 30, 2005, of $91.1 million and $21.0 million, respectively, as if the recapitalization completed on March 9, 2005 was completed on January 1, 2004.

(9)             Reflects the tax benefit relating to the pro forma adjustments at FIS’s tax rate of approximately 37.6% for the year ended December 31, 2004, and approximately 37.2% for the nine months ended September 30, 2005.

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements

(10)       Pro forma weighted average shares was computed by taking Certegy weighted average shares outstanding and adding the 200 million shares of FIS outstanding converted to equivalent shares of Certegy at the exchange ratio of 0.6396 Certegy shares for each FIS share.

	September 30, 2005	December 31, 2004
	(in thousands)	(in thousands)
Certegy weighted average shares outstanding-basic	61,904	62,818
FIS Equivalent Shares	127,920	127,920
Total	189,824	190,738

Certegy weighted average shares outstanding-diluted	63,189	63,966
FIS Equivalent Shares	127,920	127,920
Total	191,109	191,886

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements